Exhibit 99.1

SOLERA NATIONAL BANCORP, INC. REPORTS SECOND QUARTER 2009 FINANCIAL RESULTS

Results Reflect Solid Customer Acquisition and Balance Sheet Growth

Performance Highlights

•                  Strong Loan Production: The loan portfolio grew 84% to $39.3 million at June 30, 2009 compared to $21.4 million at December 31, 2008.  Compared to June, 30 2008, the loan portfolio grew $27.8 million, or 242%.

•                  Credit Quality Remains Strong:  Solera National Bank continues to have no non-performing assets and has not experienced net credit losses since opening in September 2007.  The Bank has an allowance for loan losses at 1.32% of gross loans as of June 30, 2009.

•                  Customer Deposits: Customer deposits grew 76% to $66.3 million at June 30, 2009 compared to $37.7 million at December 31, 2008 and were up 260% from $18.4 million at June 30, 2008.

•                  Number of Accounts: The number of loan and deposit accounts grew 138% to 1,279 accounts at June 30, 2009 from 538 accounts as of June 30, 2008.

•                  Revenue Growth / Margin Expansion:  Net Interest and Dividend Income increased 89% to $667,000 in second quarter 2009 compared with $352,000 in second quarter 2008.  Net interest margin increased 15 basis points from the previous quarter to 3.08%.

•                  Continued Capital Strength: Solera National Bank substantially exceeded the regulatory requirements of a well-capitalized bank with a Tier 1 Leverage Capital Ratio of 16.9% and a Total Risk-Based Capital Ratio of 26.9% at June 30, 2009.

Lakewood, CO — July 24, 2009  — Solera National Bancorp, Inc. (OTC Bulletin Board: SLRK), the holding company for Solera National Bank, reported second quarter 2009 financial results which reflect continued strong customer acquisition and balance sheet growth.  The Company reported a net loss of $523,000 or ($0.20) per share compared with a net loss of $533,000 or ($0.21) per share a year ago. The Bank has steadily been narrowing losses as it moves toward profitability. The results were negatively impacted by a $41,000 one-time FDIC assessment to build insurance reserves.

During the second quarter 2009, total interest and dividend income was $1.13 million, the best in the Company’s history, growing 127% over the second quarter 2008.  Interest and fee income on loans was $469,000, also the highest in the Bank’s history, growing 233% over the second quarter 2008.

“We capitalized on our strength as a relationship bank, winning market share as businesses, professionals and individuals continue to seek a personalized, service-oriented approach to fulfilling their banking needs,” said President and CEO Douglas Crichfield.  “We were very encouraged by the significant growth in interest income and strong core deposit growth, which is contributing to lower cost of funds and meaningful net interest margin expansion.”

The Company recorded net interest and dividend income of $667,000 in second quarter 2009, 26% higher than the prior quarter and 89% higher than second quarter 2008.  The Company generated noninterest income of $101,000 in second quarter 2009, compared with $150,000 and $22,000, respectively, in first quarter 2009 and second quarter 2008. Noninterest expense in the second quarter totaled $1.16 million, and remained relatively flat compared with the two previous quarters.

“This is exactly the kind of growth one would hope to see at a young bank, but it was exceptionally gratifying to register this performance in a difficult economy,” said Crichfield.  “We believe our continuing success underscores the strength of our service and our particular ability to serve Denver’s growing Hispanic market and business community.”

The Company reported record total assets of $96.4 million at the close of the second quarter 2009, compared with $48.6 million in second quarter 2008 and a $9.0 million increase from March 31, 2009.  Loans of $39.3 million increased $8.2 million over the trailing quarter.

At the end of the second quarter of 2009, the Company had no non-performing assets.  To reflect growth in Solera’s loan portfolio and show regard for the soft economic conditions, the Company increased its allowance for loan losses by $134,500 from the trailing quarter to $520,000, representing 1.32% of gross loans.  “We had another strong quarter, growing our loan portfolio 27% while increasing customer deposits 19%,” remarked Robert J. Fenton, Executive Vice President and Chief Financial Officer.  “We generated solid growth in savings and money market account balances during the quarter — balances that should be relatively sticky over the long-term.  Additionally, net interest margin increased by 15 basis points during the quarter and is forecasted to widen further over the balance of the year.”

Customer deposits totaled $66.3 million at the end of the second quarter, an increase of $10.8 million and $47.8 million compared to first quarter 2009 and second quarter 2008, respectively.  Customer deposits, excluding CDs, increased by $3.4 million, or 19% during second quarter 2009.  The number of loan and deposit accounts was a record 1,279, up from 538 a year ago and 869 at December 31, 2008.

The Company had ample liquidity at quarter-end, including $11.3 million in available unsecured federal fund purchase lines and additional secured borrowing capacity at the Federal Home Loan Bank Topeka, the Federal Reserve Bank, and through a correspondent bank relationship.

Stockholders’ equity totaled $18.3 million at the close of the second quarter, representing a book value of $7.18 per share based on 2,553,671 shares outstanding.

About Solera National Bancorp, Inc.

Solera National Bancorp, Inc. was incorporated in 2006 to organize and serve as the holding company for Solera National Bank which opened for business on September 10, 2007.  Solera National Bank is a traditional, community, commercial bank with a specialized focus serving the Hispanic market.  For more information, visit http://www.solerabank.com.

Cautions Concerning Forward-Looking Statements

All information in this press release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical facts and that relate to future plans or projected results of Solera National Bancorp, Inc. (“Company”) and its wholly-owned subsidiary, Solera National Bank (“Bank”), are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties can include the risks associated with the ability to grow the Bank and the services it provides, the ability to successfully integrate new business lines and expand into new markets, competition in the marketplace, general economic conditions and many other risks described in the Company’s Securities and Exchange Commission filings. The most significant of these uncertainties are described in our 2008 Annual Report on Form 10-K all of which any reader of this release is encouraged to study (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: the Company has a very limited operating history upon which to base an estimate of its future financial performance; the Company expects to incur losses during its initial years of operations; the Bank’s failure to implement its business strategies may adversely affect the Company’s financial performance; the departures of key personnel or directors may impair the Bank’s operations; and general economic and market conditions. We undertake no obligation to update or revise any forward-looking statement. Readers of this release are cautioned not to put undue reliance on forward-looking statements.

FINANCIAL TABLES FOLLOW

SOLERA NATIONAL BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

($000s)	6/30/09	3/31/09	12/31/08	6/30/08
ASSETS
Cash and due from banks	$718	$1,577	$1,436	$934
Federal funds sold	385	—	965	2,835
Investment securities, available-for-sale	53,718	52,484	41,557	30,554
FHLB and Federal Reserve Bank stocks, at cost	1,064	1,069	1,080	995
Interest-bearing deposits with banks	—	—	—	599
Gross loans	39,308	31,066	21,413	11,543
Net deferred (fees)/expenses	(103)	(118)	(57)	(23)
Allowance for loan losses	(520)	(386)	(268)	(134)
Net loans	38,685	30,562	21,088	11,386
Premises and equipment, net	948	978	1,012	910
Accrued interest receivable	657	468	383	255
Other assets	214	244	222	129
TOTAL ASSETS	$96,389	$87,382	$67,743	$48,597

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest-bearing demand deposits	$5,637	$5,171	$3,910	$512
Interest-bearing demand deposits	2,773	4,372	2,604	5,319
Savings and money market deposits	13,219	8,676	6,873	6,721
Time deposits	44,630	37,269	24,275	5,885
TOTAL DEPOSITS	66,259	55,488	37,662	18,437

Securities sold under agreements to repurchase and federal funds purchased	1,541	1,182	398	—
Accrued interest payable	113	109	80	30
Accounts payable and other liabilities	420	1,799	394	255
FHLB borrowings	9,500	10,000	10,000	10,000
Liability for abandoned lease	—	—	—	73
Deferred rent liability	74	68	61	48
Capital lease liability	138	147	156	174
TOTAL LIABILITIES	78,045	68,793	48,751	29,017

Common stock	26	26	26	26
Additional paid-in capital	25,660	25,607	25,558	25,472
Accumulated deficit	(7,746)	(7,222)	(6,740)	(5,632)
Accumulated other comprehensive income	404	178	148	(286)
TOTAL STOCKHOLDERS’ EQUITY	18,344	18,589	18,992	19,580
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$96,389	$87,382	$67,743	$48,597

SOLERA NATIONAL BANCORP, INC.

CONSOLIDATED INCOME STATEMENTS

(unaudited)

	For the Three Months Ended:
($000s)	6/30/09	3/31/09	12/31/08	9/30/08	6/30/08
Interest and dividend income
Interest and fees on loans	$469	$314	$239	$190	$141
Federal funds sold	—	1	6	28	16
Investment securities	650	598	436	405	322
Dividends on bank stocks	10	10	11	13	10
Other	—	—	18	10	8
Total interest and dividend income	1,129	923	710	646	497

Interest expense
Deposits	369	294	144	102	99
Securities sold under agreements to repurchase and federal funds purchased	4	3	2	—	—
FHLB borrowings	86	92	102	94	42
Capital leases	3	4	4	4	4
Total interest expense	462	393	252	200	145

Net interest and dividend income	667	530	458	446	352

Provision for loan losses	135	117	88	46	50
Net interest and dividend income after provision for loan losses	532	413	370	400	302

Noninterest income
Customer service and other fees	71	69	53	21	12
Gain on sale of securities	30	77	2	—	5
Sublease income	—	4	7	7	5
Total noninterest income	101	150	62	28	22

Noninterest expense
Salaries and employee benefits	686	612	766	561	481
Occupancy	139	136	135	(20)	113
Professional fees	67	116	91	22	74
Other general and administrative	264	181	203	211	189
Total noninterest expense	1,156	1,045	1,195	774	857

Net loss	$(523)	$(482)	$(763)	$(346)	$(533)

Number of deposit accounts	1,152	1,034	773	676	475
Number of loan accounts	127	114	96	83	63
Total accounts	1,279	1,148	869	759	538